EXHIBIT 5
December 21, 2007
Re:      Dassault Systèmes 2006 Stock Options Plan
Registration Statement on Form S-8
Ladies and Gentlemen:
As special counsel for Dassault Systèmes S.A., a French corporation (the “Company”), in connection with its filing with the Securities and Exchange Commission (the “SEC”) of a registration statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the issuance of up to 648,700 shares of the Company’s common stock, nominal value 1 euro per share (the “Shares”) under the Company’s 2006 Stock Options Plan (the “Plan”).
We have reviewed executed copies of the by-laws and the Plan, and we have examined the originals or photostatic copies of the minutes of the extraordinary general meeting of the Company authorizing the grant of options. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals or duly authorized copies, the conformity to original documents of all documents submitted to us as photostatic copies and the authenticity of the originals of such copies.
Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly and validly authorized, and when issued in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable.
The opinion expressed above is limited to the laws of France.
This opinion letter is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated. We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder or Item 509 of Regulation S-K.
Very truly yours,
/s/ Baker & McKenzie
Baker & McKenzie